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Investor Contact: (800) 262-1122

FOR IMMEDIATE RELEASE

Eaton Vance Floating-Rate Income Plus Fund

Announces Board Approval of

Plan of Liquidation and Termination

BOSTON, MA, March 11, 2021 — Eaton Vance Floating-Rate Income Plus Fund (NYSE: EFF) (the “Fund”) announced today that the Fund’s Board of Trustees (the “Board”) has approved a plan of liquidation and termination of the Fund. The liquidation and termination pursuant to the plan will be submitted to Fund shareholders for approval at the Fund’s annual meeting of shareholders (the “Annual Meeting”), which is scheduled to be held on May 14, 2021. The Board recommends that shareholders vote for the liquidation and termination at the Annual Meeting. The Board has set a record date of March 1, 2021 (the “Record Date”) for determining those shareholders of the Fund entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment or postponement thereof.

As previously announced, Morgan Stanley (NYSE: MS) completed the acquisition of Eaton Vance Corp. (the “Transaction”) on March 1, 2021. In connection with the Transaction, Fund shareholders were asked to approve a new investment advisory agreement (the “New Agreement”) with Eaton Vance Management (“EVM”), the Fund’s investment adviser. Because the New Agreement was not approved by Fund shareholders prior to March 1, 2021, a Board-approved interim investment advisory agreement (“Interim Agreement”) with EVM took effect upon the close of the Transaction. The Interim Agreement allows EVM to continue to manage the Fund for up to 150 days from the closing of the Transaction. After considering various options for the Fund, the Board approved, and recommends that shareholders vote for, the liquidation and termination of the Fund.

In connection with the Annual Meeting, the Fund intends to file a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”). Shareholders are advised to read the Fund’s Annual Meeting proxy statement when it is available because it will contain important information. When filed with the SEC, the proxy statement and other documents filed by the Fund will be available free of charge on the SEC website, www.sec.gov. Copies of the Annual Meeting proxy statement will also be mailed to each shareholder of record as of the Record Date.

Eaton Vance Corp. was acquired by Morgan Stanley on March 1, 2021. Its Eaton Vance Management, Parametric, Atlanta Capital and Calvert investment affiliates are now part of Morgan Stanley Investment Management, the asset management division of Morgan Stanley.

Shares of closed-end funds often trade at a discount from their net asset value. The market price of Fund shares may vary from net asset value based on factors affecting the supply and demand for shares, such as Fund distribution rates relative to similar investments, investors’ expectations for future distribution changes, the clarity of the Fund’s investment strategy and future return expectations, and investors’ confidence in the underlying markets in which the Fund invests. Fund shares are subject to investment risk, including possible loss of principal invested. The Fund is not a complete investment program and you may lose money investing therein. An investment in the Fund may not be appropriate for all investors. Before investing, prospective investors should consider carefully the Fund’s investment objective, strategies, risks, charges and expenses.

This press release is for informational purposes only and is not intended to, and does not, constitute an offer to purchase or sell shares of the Fund. Additional information about the Fund, including performance and portfolio characteristic information, is available at eatonvance.com.

Statements in this press release that are not historical facts may be forward-looking statements, as defined by the U.S. securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to uncertainties and other factors that may be beyond the Fund’s control and could cause actual results to differ materially from those set forth in the forward-looking statements.

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